Exhibit 99.2

                            Premiere Global Services
       Highlights 2006 Accomplishments and Provides 2007 Financial Outlook

        Success of 2006 Initiatives Expected to Drive Growth in Revenues,
                         Earnings and Cash Flows in 2007



    ATLANTA--(BUSINESS WIRE)--Dec. 5, 2006--Premiere Global Services, Inc. (NYSE:PGI) ("PGI"), a global outsource provider of business process solutions, today highlighted its 2006 accomplishments and provided its financial outlook for 2007. The Company expects its financial performance in 2007, as measured by growth of revenues, earnings and cash flows, to improve meaningfully from recent results.

    Vision

    PGI believes that every business needs to regularly communicate with its key constituents, such as customers, vendors, employees, business partners and investors, to be successful. The Company markets solutions powered by email, SMS, voice, fax, audio and Web conferencing, text-to-speech and wireless technologies that enable its clients to automate and simplify the most common of these critical communications. PGI's vision is to become the communications operating system for businesses around the world by unifying all of these critical solutions onto a single, on-demand, easy-to-access platform.

    2006 Accomplishments

    Last year, PGI outlined its primary objectives for 2006. The
Company believes it made measurable progress against these objectives this year. Specifically, in 2006, PGI:

    -- Consolidated management of its Conferencing & Collaboration and Data Communications business units under its One Company theme to drive additional operating efficiencies;

    -- Appointed Ted Schrafft as President of PGI to align all of the Company's operations with a direct reporting structure to the CEO;

    -- Appointed Lee Provow as President of Global Operations, reporting to Ted Schrafft, to further automate and streamline global service delivery;

    -- Promoted Mark Alexander (formerly VP of North American Sales, Conferencing & Collaboration) to head all North American sales to foster the transfer and adoption of Conferencing best sales practices and to promote improved organic sales growth;

    -- Refined its market strategy to focus on six key solution sets -- Conferencing, Desktop Fax, Document Delivery, Accounts
        Receivable Management, Notifications and Reminders and eMarketing -- within its four core Business Practices;

    -- Launched micro-sites for online customer self-service, provisioning, support and account management to provide proof of concept for the Company's new Web portal;

    -- Began development of a new Web portal to bring PGI's capabilities online;

    -- Proactively managed an estimated $42 million of revenue loss from its legacy broadcast fax business and largest conferencing customer;

    -- Expanded its credit facility to $300 million to augment its access to capital;

    -- Acquired Accucast, which led email marketing vendors in its category for market suitability in a recent JupiterResearch report;

    -- Repurchased more than 3.8 million shares, or approximately 5% of its total shares outstanding, in the open market; and

    -- Secured Board authorization for a new share repurchase plan for up to 7 million shares, or approximately 10% of total shares outstanding.

    2007 Financial Outlook

    PGI believes that the progress it made to streamline the Company in 2006, combined with the strategic investments it has made and the successful execution of its business plan during the year, will yield accelerated growth and profitability in 2007.

    In 2007, PGI's primary objectives will be to continue to focus on organic, solutions-based sales growth, offer solutions packaging and pricing plans to drive more predictable revenue, develop more automated solutions that are scalable and channel-ready, further automate and streamline global service delivery, improve the Premiere Global Services brand and continue to pursue the growing opportunity for mobile solutions.

    The Company expects revenues, earnings and cash flows to grow in 2007 as follows:

    Revenues

    The Company believes Conferencing & Collaboration will continue to grow organically at a rate faster than the industry average* and expects revenue in this business unit to grow by more than 10% in 2007 as compared to 2006. PGI expects revenue from its Data Communications unit, excluding contribution from legacy broadcast fax, to grow by more than 10% in 2007. Including anticipated declines in legacy broadcast fax revenue of $22 million to $26 million, Data Communications revenue is expected to decrease by 3% to 4% in 2007. PGI believes the impact of declines in its legacy fax business will lessen over time as it represents a smaller percentage of consolidated revenues.

    The Company expects consolidated revenues to increase 5% to 7% in 2007 from 2006 totals. In addition, PGI plans to continue to pursue selective acquisitions that are accretive to revenues.

    Earnings

    PGI's initiatives to increase automation, streamline service delivery and consolidate its operations are expected to deliver improvements in operating efficiency next year. As a result, earnings are projected to grow at a faster rate than revenues in 2007.

    Cash Flows and Other

    The Company anticipates cash flows provided by operating activities from continuing operations to grow approximately 20% in 2007 from 2006 totals. Capital expenditures are expected to be in the range of 6.5% to 7.0% of revenues due to increased investment in automation initiatives, including the development of PGI's new Web portal designed to bring the Company's products and services online. The Company anticipates its effective tax rate to remain in the range of 34% to 35%.

    "2006 has been a productive year for our Company, as we evolved to position Premiere Global Services to better take advantage of our large and growing market opportunity," said Boland T. Jones, Founder, Chairman and CEO of Premiere Global Services, Inc. "We are continuing to invest for growth, while at the same time managing the Company's cost structure.

    "We believe that we are entering 2007 with an efficient management structure, a meaningful capital expenditure budget to fund critical programs, improved revenue composition with lower contribution from legacy fax and a solid operating plan for solutions-based organic sales growth and automation throughout our business. We also enter 2007 with plans to bring our Company online for the first time with our new micro-sites and our coming Web portal. By Web-enabling our products and services and establishing content-based domain expertise, we believe we will generate deep roots on the Web and greatly increase our addressable market. In addition, by driving our offline customers online for service and support, we believe we will improve our customer experience, while at the same time eliminating significant internal costs."

    * According to Wainhouse Research, worldwide conferencing services provider revenues are expected to increase 7.2% in 2007 to $3.8 billion from an estimated $3.5 billion in 2006.

    About Premiere Global Services, Inc.

    Premiere Global Services, Inc. is a global outsource provider of business process solutions that enable enterprise customers to automate and simplify their critical business processes and to communicate more effectively with their constituents.

    We innovate communication technologies and deliver solutions in four core business practices: Conferencing Solutions, Document Solutions, Marketing Automation Solutions and Alerts & Notifications Solutions. We deliver these solutions via our global, on-demand platforms to an established customer base of approximately 60,000 corporate accounts, including a majority of the Fortune 500. Customers apply our solutions in order to increase efficiency, to improve productivity and to raise customer satisfaction levels.

    With global presence in 19 countries, Premiere Global Services' corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.premiereglobal.com.

    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological change; the development of alternatives to our services; market acceptance of our new services and enhancements; integration of acquired companies; service interruptions; increased financial leverage; our dependence on our subsidiaries for cash flow; continued weakness in our legacy broadcast fax business; foreign currency exchange rates; possible adverse results of pending or future litigation or infringement claims; federal or state legislative or regulatory changes; general domestic and international economic, business or political conditions; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and September 30, 2006. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.



    CONTACT: Premiere Global Services
             Sean O'Brien, 404-262-8462
             Senior Vice President
             Strategic Planning & IR